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                                                                    EXHIBIT 21.1
                                                                    ------------


Registrant had the following significant subsidiaries as of June 16, 2000:

          Name                    State of Incorporation    Percentage Ownership
          ----                    ----------------------    --------------------

North Star Plating Company              Minnesota                  100%
Inteuro Parts Distributors, Inc.        Florida                    100%
Republic Automotive Parts, Inc.         Delaware                   100%
Fenders & More, Inc.                    Tennessee                  (1)

(1)  a wholly-owned subsidiary of Republic Automotive Parts, Inc.